Request for Voting Instructions (“VIF”)

ANNUAL AND SPECIAL GENERAL MEETING OF SHAREHOLDERS OF
CARDERO RESOURCE CORP. (the “Company”)

We are sending to you the enclosed proxy-related materials that relate to a meeting of the holders of the series or class of securities that are held on your behalf by the intermediary identified below.  Unless you or someone on your behalf attends the meeting as a proxyholder, your securities can be voted only by management, as proxyholder of the registered holder, in accordance with your instructions.

We are prohibited from voting these securities on any of the matters to be acted upon at the meeting without your specific voting instructions.  In order for these securities to be voted at the meeting, it will  be necessary for us to have your specific voting instructions.  Please complete and return the information requested in this form to provide your voting instructions to us promptly.

Should you wish to attend and vote at the meeting or have someone else attend and vote at the meeting on your behalf, please complete the reverse side of this form.

Resolutions (For full details of each item, please see the enclosed Notice of Meeting and Information Circular).

	For	Against	For	Against
1. To determine the number of directors at FOUR (4)

9.

Pursuant to the enactment of the new Business Corporations Act and the repeal of the Company Act, to approve, by special resolution, the alteration of the Company’s authorized share capital from 100,000,000 common shares to an unlimited number of common shares, all as more particularly set out in the Company’s information circular dated March 15, 2005.

10.

Pursuant to the enactment of the new Business Corporations Act and the repeal of the Company Act, to approve, by special resolution, the replacement of the Company’s Existing Articles with the New Articles, all as more particularly set out in the Company’s information circular dated March 15, 2005.

11.

To pass an ordinary resolution to re-approve the Company’s stock option plan, as more particularly set out in the Company’s information circular dated March 15, 2005.

	For	Withhold
2. To elect as Director, HENK VAN ALPHEN
3. To elect as Director, LAWRENCE W. TALBOT
4. To elect as Director, LEONARD HARRIS
5. To elect as Director, ANTHONY FRIZELLE

6. To appoint Smythe Ratcliffe & Associates, Chartered Accountants, as auditors of the Company.
	For	Against
7. To authorize the Directors to fix the auditors' remuneration.

8.

Pursuant to the enactment of the new Business Corporations Act and the repeal of the Company Act, to approve, by special resolution, the removal of the Pre-existing Company Provisions, all as more particularly set out in the Company’s information circular dated March 15, 2005.

If this VIF is signed and the form is not marked otherwise, the securities will be voted in favour of each matter identified in the notice of meeting.

If this VIF is not dated in the space provided, authority is hereby given by you, the securityholder, for the proxyholder to date this form seven (7) calendar days after the date on which it was mailed to you, the securityholder.

This VIF confers discretionary authority to vote on such other business as may properly come before the meeting or any adjournment thereof.

This VIF should be read in conjunction with the accompanying notice of meeting and information circular.

By providing voting instructions as requested, you are acknowledging that you are the beneficial owner of, and are entitled to instruct us with respect to voting of, these securities.

(If these voting instructions are given on behalf of a body corporate set out the full legal name of the body corporate, the name and position of the person giving voting instructions on behalf of the body corporate and the address for service of the body corporate.)

SECURITYHOLDER SIGN HERE:

DATE SIGNED:

THIS FORM MUST BE SIGNED AND DATED ABOVE.

****Please complete the following only if you or someone other than a management representative will be attending the meeting to vote on your behalf.****

Should you wish to attend the meeting and vote or have someone else attend and vote at the meeting on your behalf, please write the name of the person who will attend in the place provided below and a form of legal proxy will be issued which will grant you or the person specified by you the right to attend the meeting and vote.  If you require assistance in this regard, please contact at PCTC at 604-689-9853.

(enter name of CSR here)

PRINT NAME OF PERSON WHO WILL BE ATTENDING THE MEETING HERE:

SECURITYHOLDER SIGN HERE:

DATE SIGNED:

PLEASE SIGN AND DATE.

To be represented at the Meeting, voting instructions must be DEPOSITED at the office of "PACIFIC CORPORATE TRUST COMPANY" no later than forty-eight ("48") hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof.

The mailing address of Pacific Corporate Trust Company is 625 Howe Street, 10th Floor, Vancouver, British Columbia, V6C 3B8, and its fax number is (604) 689-8144.

IF A HOLDER I.D. AND HOLDER CODE APPEAR IN THE ADDRESS BOX ON THE FACE OF THIS FORM

 BENEFICIAL SECURITYHOLDERS ARE ABLE TO COMPLETE TELEPHONE VOTING AT 1-888-Tel-Vote (1-888-835-8683)

 OR INTERNET VOTING AT http://www.stocktronics.com/webvote